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                                  EXHIBIT 99.1

                              SETTLEMENT AGREEMENT

                                   I. PARTIES

      This Settlement Agreement (Agreement) is entered into by the United States of America, acting through the United States Department of Justice and on behalf of the Federal Communications Commission (FCC), including the Universal Service Administrative Company (USAC), an entity acting on behalf of the FCC (collectively, the United States); the San Francisco Unified School District (SFUSD); the City Attorney for the City and County of San Francisco (City Attorney); and Inter-Tel Technologies, Inc. (Inter-Tel), through their authorized representatives. The parties listed in this Paragraph are hereinafter collectively referred to as the Parties.

                                  II. PREAMBLE

      As a preamble to this Agreement, the Parties agree to the following:

            A. Inter-Tel is a corporation organized and existing under the laws of Arizona with its principal place of business in Tempe, Arizona. Inter-Tel does business in California, among other states. Inter-Tel does not operate as a common carrier.

            B. E-Rate is a program created by Congress in the Telecommunications Act of 1996 and administered by USAC for the FCC. Under E-Rate, the FCC reimburses providers of internet access and telecommunications services for discounts that they provide to schools and libraries that purchase these services. The FCC utilizes USAC, a not for profit corporation incorporated in Delaware, to administer the E-Rate program.

            C. On or about May 16, 2002, SFUSD and the People of the State of California ex rel. Dennis J. Herrera (the People) filed a civil action in the United States District Court for the Northern District of California against Inter-Tel and others, styled United States ex rel. San Francisco Unified School District, et al. v. Nippon Electric Company Business Network Solutions, et al., No. C 02-2398 CRB (the Civil Action). In the complaint, SFUSD asserted

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claims as a qui tam relator under the Federal False Claims Act (FCA), 31 U.S.C.
Sections 3729-3733, and the California FCA, Cal. Gov't. Code Sections 12650-12652. SFUSD also asserted claims on its own behalf pursuant to the California FCA, fraud and deceit pursuant to Cal. Civ. Code Sections 1709-10, and under the common law theory of negligent misrepresentation. In addition, the City Attorney asserted a claim on behalf of the People pursuant to Cal. Bus. & Prof. Code Section 17200, et seq. The allegations in the complaint relate to the defendants' participation in the E-rate program. On or about December 23, 2003, the State of California filed its Notice of Election by the State of California to Decline Intervention. The State of California is therefore not a party to the Civil Action.

            D. Inter-Tel is entering a plea of guilty to a two-count felony Information charging Inter-Tel with mail fraud in violation of 18 U.S.C. Section 1341 and conspiracy to suppress and eliminate competition in violation of the Sherman Antitrust Act, 15 U.S.C. Section 1, in connection with Inter-Tel's participation in the E-rate program. The guilty plea is being entered in a matter captioned United States of America v. Inter-Tel Technologies, Inc. No. CR-04-399-CB (filed in the Northern District of California, December 8, 2004). A copy of the plea agreement in that matter is attached hereto as Exhibit A (hereinafter the Plea Agreement).

            E. The United States, SFUSD, and the City Attorney contend that they have certain civil claims against Inter-Tel under the FCA, the common law, and the other authorities set out in the complaint in the Civil Action for Inter-Tel's conduct in submitting and causing to be submitted false claims for payment under the E-rate program from approximately December 1999 to the present by: (1) engaging in non-competitive bidding practices; (2) paying fees termed "marketing fees" to Video Network Communications, Inc. (VNCI), when VNCI was involved in selecting vendors to obtain E-rate funds; (3) claiming and receiving E-rate funds for goods and services that were ineligible for E-rate funding; (4) providing false information to the United States regarding the goods and services that were provided to schools and school districts under the E-rate program; (5) disregarding the requirement that schools and school districts make co-payments to match a percentage of the E-rate funds disbursed on their behalf; and (6) inflating

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prices on invoices and other documents provided to the United States to conceal some or all of the practices listed in this Paragraph. The conduct described in this Paragraph is hereinafter referred to as the Covered Conduct.

            F. This Agreement is neither an admission of liability by Inter-Tel nor a concession by the United States, SFUSD, or the City Attorney that their claims are not well-founded.

            G. To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, the Parties reach a full and final settlement pursuant to the Terms and Conditions below.

                            III. TERMS AND CONDITIONS

      1. Inter-Tel agrees to pay to the United States $7,000,000 (hereinafter referred to as the Settlement Amount), as follows:

            a. Within five calendar days of the time that the United States District Court for the Northern District of California (District Court) imposes sentence on Inter-Tel in accordance with the Plea Agreement, Inter-Tel will pay $6,740,458.12 by electronic funds transfer pursuant to written instructions to be provided by the United States Attorney's Office for the Northern District of California.

            b. Inter-Tel agrees to release the United States, including but not limited to the FCC and USAC, from any obligations to pay and any other liability for work performed under the USAC Funding Request Numbers (FRNs) listed in Exhibit B to this Agreement. The Parties agree that Inter-Tel has performed uncompensated E-rate work under the FRNs listed in Exhibit B in the amount of $259,541.88. To the extent that Inter-Tel or any related entity (utilizing Service Provider Identification Numbers (SPINs) 143004917, 143005138, 143005176, 143005559, 143006568, 143007286, 143007608, 143007625, 143008103, 143008226,
143009584, 143011125, 143011128, 143011939, 143014716, 143018559, 143019315,
143019400, and 143022581) has performed uncompensated E-rate work under FRNs that are not listed in Exhibit B, Inter-Tel agrees to release the United States, including but not limited to the

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FCC and USAC, from any obligations to pay and any other liability for work performed under such additional FRNs. This release shall not extend to (i) Inter-Tel's pending appeals before the FCC in CC Docket No. 02-6, regarding FRNs 641657, 641908, 642460, 448700, 448706, 298712, and 299955 for work performed for Approach Learning Assessment Centers; (ii) Inter-Tel's invoices for $16,093.26 (submitted March 24, 2003) and $271,791.40 (submitted March 25, 2003)
for work performed for Solen Cannon-Ball School District (FRN 851436); or (iii) Inter-Tel's invoice for $23,626.65 (submitted February 1, 2003) for work performed for Aldar Academy (FRN 759395). With respect to Billed Entity Applicant Reimbursement Forms (FCC Forms 472) that have been submitted or will be submitted to USAC for products and/or services provided by SPINs listed in this Paragraph, Inter-Tel agrees to comply with the requirements set forth in 47 C.F.R. Section 54.514(b), which are applicable to service providers that receive discount reimbursement checks from USAC after having received full payment from the billed entity.

      In the event that the District Court does not accept the Plea Agreement, and/or does not impose the sentence agreed to in the Plea Agreement, the United States or Inter-Tel may, each in its respective discretion, within five calendar days of the Court's dispositive action on the Plea Agreement, declare this Agreement null and void by written notice to the other party.

      2. The United States agrees that, pursuant to 31 U.S.C. Section 3730(d)(1), within a reasonable time after it receives the full payment due under Paragraph 1(a) above, the United States will pay to SFUSD an amount equal to 21 percent of the total Settlement Amount of $7,000,000 set forth in Paragraphs 1(a) and 1(b). All payments to SFUSD under this Agreement shall be made by electronic funds transfer in accordance with written instructions to be provided by SFUSD.

      3. Inter-Tel agrees to cooperate with the United States in the Civil Action and any investigation or litigation related thereto. Inter-Tel agrees to cooperate with SFUSD and the City Attorney in the investigation of the San Francisco fraud as alleged in the Civil Action. Before providing testimony and/or documents in accordance with this Paragraph, Inter-Tel may require that subpoenas be served on it.

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      4. Releases:

            a. Inter-Tel fully and finally releases the United States, SFUSD, and the City Attorney, together with their respective agencies, employees, servants, and agents, from any claims (including attorney's fees, costs, and expenses of every kind and however denominated) which Inter-Tel has asserted, could have asserted, or may assert in the future against the United States, SFUSD, and/or the City Attorney, their agencies, employees, servants, and agents, related to the Covered Conduct, the Information, the Plea Agreement, and the investigation and prosecution thereof.

            b. Subject to the exceptions in Paragraph 6 below, in consideration of the obligations of Inter-Tel set forth in this Agreement, and conditioned upon Inter-Tel's full payment of the Settlement Amount:

            (i) the United States (on behalf of itself, its officers, agents, agencies, and departments) agrees to fully and finally release Inter-Tel and any affiliates, subsidiaries, or parent corporations, and their predecessors, successors, and assigns; and any of their present or former directors, officers, and employees, from any civil or administrative monetary claim the United States has or may have under the False Claims Act, 31 U.S.C. Sections 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. Sections 3801-3812; or the common law theories of payment by mistake, unjust enrichment, disgorgement, restitution, recoupment, breach of contract, and fraud, for the Covered Conduct;

            (ii) the FCC (on behalf of itself, its officers, employees, and agents, including but not limited to USAC, an entity acting on behalf of the
FCC) agrees to release Inter-Tel and any affiliates, subsidiaries, or parent corporations, and their predecessors, successors, and assigns, and any of their present or former directors, officers, and employees, from any monetary claims the FCC has or may have for the Covered Conduct, except that no release is made with regard to (A) Inter-Tel's pending appeals before the FCC in CC Docket No. 02-6 regarding FRNs 641657, 641908, 642460, 448700, 448706, 298712, and 299955
for work performed for Approach Learning Assessment Centers; (B) Inter-Tel's invoices for $16,093.26 (submitted March 24,

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2003) and $271,791.40 (submitted March 25, 2003) for work performed for Solen
Cannon-Ball School District (FRN 851436); or (C) Inter-Tel's invoice for $23,626.65 (submitted February 1, 2003) for work performed for Aldar Academy (FRN 759395);

            (iii) SFUSD (on behalf of itself, its officers and agents) agrees to fully and finally release Inter-Tel and any affiliates, subsidiaries, or parent corporations, and their predecessors, successors, and assigns, and any of their present or former directors, officers, and employees, from any civil or administrative monetary claim SFUSD has or may have under the False Claims Act, the California False Claims Act, Cal. Civ. Code Sections 1709-10, Cal. Bus. & Prof. Code Section 17200, et seq. or the common law for the Covered Conduct; and

            (iv) the City Attorney (acting on behalf of the People to the full extent of the City Attorney's legal authority to do so) agrees to fully and finally release Inter-Tel and any affiliates, subsidiaries, or parent corporations, and their predecessors, successors, and assigns, and any of their present or former directors, officers, and employees, from any civil or administrative monetary claim the People have or may have under Cal. Bus. & Prof Code Section 17200, et seq. for the Covered Conduct.

            c. Conditioned on the receipt of the relator's share specified in Paragraph 2, SFUSD releases and forever discharges the United States from any claims arising from or relating to the filing of the Civil Action against Inter-Tel, or this Agreement. SFUSD specifically agrees that the Settlement Amount is fair, adequate, and reasonable under the circumstances, and SFUSD agrees to waive any right it may have to contest the Settlement Amount or its share thereof pursuant to 31 U.S.C. Section 3730(c)(2)(B) or otherwise.

            d. Subject to the exceptions in Paragraph 6 below, Inter-Tel, SFUSD and the People expressly waive the provisions of Section 1542 of the California Civil Code, which provides as follows:

      CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE: -- A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

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Inter-Tel, SFUSD and the People understand and acknowledge that the significance and consequence of this waiver of Civil Code Section 1542 is that even if one of those parties should eventually suffer additional damages as arising out of the Covered Conduct or the investigation or litigation of the Covered Conduct, that party will not be permitted to make any claims for such damages. Furthermore, with the exceptions of those matters identified in Paragraph 6, Inter-Tel, SFUSD and the People acknowledge that they intend these consequences even as to claims for injuries and/or damages that may exist as of the date of this release but which they do not know exist and which, if known, would materially affect the decision to execute this agreement.

      5. Upon timely payment of the amount set out in Paragraph 1(a) above, the United States, SFUSD, and the City Attorney will dismiss Inter-Tel from the Civil Action with prejudice.

      6. Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person (including Inter-Tel) are the following claims: (a) any civil, criminal, or administrative liability to the United States arising under Title 26, U.S. Code (Internal Revenue Code); (b) any criminal liability; (c) any process or proceeding, administrative or judicial, for any agency suspension or debarment action; (d) any liability to the United States (or its agencies) for any conduct other than the Covered Conduct; (e) any claims of the United States, SFUSD or City Attorney based upon such obligations as are created by this Agreement; (f) any liability for the delivery of any deficient or defective products/services, including liability under any express or implied product/service liability warranties; (g) any civil or administrative claims of the United States against individuals, including but not limited to present or former directors, officers, and employees of Inter-Tel and any affiliates, subsidiaries, and parent corporations, and their predecessors, successors, and assigns who are criminally indicted or charged, or are convicted, or who enter into a criminal plea agreement related to the Covered Conduct; and (h) any claims that SFUSD may have against Inter-Tel for attorneys' fees, costs and expenses pursuant to 31 U.S.C.
Section 3730(d)(1). SFUSD and Inter-Tel agree (a) to extend the deadline under Rule 54(d)(2) of the

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Federal Rules of Civil Procedure by which SFUSD must file its motion for attorney's fees, costs and expenses to 60 days after the entry of judgment and
(b) that SFUSD will seek such an extension from the Court as part of SFUSD's Notice of Voluntary Dismissal of the Complaint.

      7. Inter-Tel waives and shall not assert, in any criminal prosecution or administrative action relating to the Covered Conduct, any defenses that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Inter-Tel agrees that this Agreement is not punitive in purpose or effect. Nothing in this Paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue Laws, Title 26 of the United States Code.

      8. Inter-Tel agrees that all costs (as defined by Federal Acquisition Regulation 31.205-47) incurred by or on behalf of Inter-Tel in connection with
(a) the matters covered by this Settlement Agreement; (b) the Government's audits and investigations of the matters covered by this Settlement Agreement;
(c) Inter-Tel's investigation, defense of the matters, and corrective actions relating to the Covered Conduct; (d) the negotiation of this Settlement Agreement; and (e) the payments made to the United States pursuant to this Settlement Agreement, shall be unallowable costs for government accounting purposes. Inter-Tel shall separately account for all costs that are unallowable under this Settlement Agreement.

      9. This Agreement is intended to be for the benefit of the Parties only. Except as expressly stated in Paragraphs 1, 4, and 5 above, the Parties do not release any claims against any other person or entity.

      10. Inter-Tel expressly warrants that it has reviewed its financial condition and that it is currently solvent within the meaning of 11 U.S.C. Sections 547(b)(3) and 548(a)(1)(B)(ii)(I), and shall remain solvent following payment of the Settlement Amount. Inter-Tel further warrants that it has or has access to sufficient assets to pay the Settlement Amount. Further, the Parties

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expressly warrant that, in evaluating whether to execute this Agreement, the
Parties (a) have intended that the mutual promises, covenants, and obligations set forth herein constitute a contemporaneous exchange for new value given to Inter-Tel within the meaning of 11 U.S.C. Section 547(c)(1), and (b) have concluded that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended and do, in fact, represent a reasonably equivalent exchange of value which is not intended to hinder, delay, or defraud any entity to which Inter-Tel was or became indebted on or after the date of this transfer, all within the meaning of 11 U.S.C. Section 548(a)(1).

      11. Inter-Tel agrees that this Settlement Agreement satisfies the requirements of the citation provision under subsections 503(b)(5)(A)-(B) of the Communications Act of 1934, as amended, 47 U.S.C. Section 503(b)(5)(A)-(B), such that the FCC may issue a Notice of Apparent Liability against Inter-Tel pursuant to 47 U.S.C. Section 503(b)(4) if, after the Effective Date of this Agreement, Inter-Tel engages in conduct of the type described as the Covered Conduct in Paragraph E of this Agreement.

      12. The United States and Inter-Tel shall each bear their own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

      13. All Parties represent that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

      14. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Agreement shall be the United States District Court for the Northern District of California.

      15. This Agreement constitutes the complete agreement between the Parties with respect to civil and administrative monetary liability. This Agreement may not be amended except by written consent of the Parties.

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      16. The individuals signing this Agreement on behalf of Inter-Tel represent and warrant that they are authorized by Inter-Tel to execute this Agreement, and that Inter-Tel is authorized to release the claims described in Paragraph 1(b) of this Agreement on behalf of itself and/or the related entities using the SPINs listed in Paragraph 1(b). The United States, SFUSD, and City Attorney signatories represent that they are signing this Agreement in their official capacities and that they are authorized to execute this Agreement.

      17. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

      18. This Agreement is binding on Inter-Tel's successors, transferees, heirs, and assigns.

      19. This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Settlement Agreement.

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                          THE UNITED STATES OF AMERICA

                                               PETER D. KEISLER
                                               Assistant Attorney General

DATED: December 8, 2004                     BY:   /s/ Alicia J. Bentley
       _________________________                ________________________________
                                                ALICIA J. BENTLEY
                                                Trial Attorney
                                                Commercial Litigation Branch
                                                Civil Division
                                                U.S. Department of Justice

                                                KEVIN V. RYAN
                                                United States Attorney
                                                Northern District of California

DATED: December 8, 2004                     BY:   /s/ Sara Winslow
       _________________________                ________________________________
                                                SARA WINSLOW
                                                Assistant United States Attorney
                                                On behalf of the United States
                                                and the Federal Communications
                                                Commission

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                      SAN FRANCISCO UNIFIED SCHOOL DISTRICT

DATED: December 8, 2004               BY:   /s/ David F. Campos M.
       _______________________            ___________________________________
                                          DAVID F. CAMPOS M.
                                          General Counsel
                                          San Francisco Unified School District

                                          PHILLIPS & COHEN LLP

DATED: December 8, 2004               BY:   /s/ Eric R. Havian
       _______________________            ___________________________________
                                          ERIC R. HAVIAN
                                          Attorney for SFUSD

             CITY ATTORNEY FOR THE CITY AND COUNTY OF SAN FRANCISCO

DATED: December 8, 2004               BY:   /s/ Dennis J. Herrera
       _______________________            ___________________________________
                                          DENNIS J. HERRERA
                                          San Francisco City Attorney
                                          On Behalf of the People of the
                                          State of California

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                          INTER-TEL TECHNOLOGIES, INC.

DATED: December 8, 2004            BY: /s/ Steven G. Mihaylo
       _____________________           _________________________________________
                                       STEVEN G. MIHAYLO
                                       Chairman, Inter-Tel Technologies, Inc.

                                       WILSON SONSINI GOODRICH & ROSATI

DATED: December 8, 2004            BY: /s/ Leo P. Cunningham
       _____________________           _________________________________________
                                       LEO P. CUNNINGHAM
                                       Attorney for Inter-Tel Technologies, Inc.

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